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                                 PROMISSORY NOTE


$250,000.00                                                      March 24, 1998


1.) FOR VALUE RECEIVED, IAT Communication AG (the "Maker"), by this promissory note (the "Note") borrows the principal sum of two hundred fifty thousand dollars of the United States of America (U.S. $250,000.00) from Dr. Viktor Vogt, a German citizen ("Dr. Vogt"), pursuant to the Spinoff Agreement (the "Agreement") dated as of March 11, 1998 by and among IAT Multimedia, Inc., a corporation organized under the laws of the State of Delaware ("IAT"), IAT AG, a corporation organized under the laws of Switzerland and wholly-owned subsidiary of IAT ("AG"), Dr. Vogt and the Maker.

2.) This Note shall bear interest at the rate of 3% per annum on the unpaid principal amount, payable semi-annually on March 1 and September 1 beginning September 1, 1998.

3.) This Note will be due and payable on March 24, 2001. Subject to Section 9, this Note may be prepaid at any time.

 4.) Subject to Section 9, if any of the following events (an "Event of Default") shall occur and be continuing:

                  (a) the Maker shall fail to pay the principal or interest of this Note when due;

                  (b) the Maker shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator, custodian or similar official for itself or any of its properties or assets; (ii) be unable to pay or admit in writing its inability to pay its debts generally as they become due; (iii) make a general assignment for the benefit of creditors; (iv) become bankrupt or insolvent; (v) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code or under any analogous provision of applicable United States or foreign law or file a petition or an answer seeking reorganization, an arrangement with creditors or to take advantage of any other present or future applicable United States or foreign law respecting bankruptcy, reorganization, insolvency, readjustment of debts, dissolution, liquidation or relief of debtors; (vi) file any answer admitting the material allegations of a petition under such law; or (vii) take any action for the purpose of effecting any of the foregoing;

                  (c) (i) any case, proceeding or other action shall be commenced against the Maker, or a substantial part of the Maker's properties or assets, under the United States Bankruptcy Code or under any analogous provision of United States or foreign law, and such case, proceeding or other action shall remain undismissed for any period of sixty (60) days; or (ii) an order, judgment or decree shall be entered without the application, approval or consent of the Maker by any court of competent jurisdiction, approving a petition seeking reorganization,


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arrangement, composition, readjustment, liquidation, dissolution or similar relief with respect to the Maker or all or a substantial part of the Maker's properties or assets, or appointing a receiver, trustee, liquidator, custodian or other official of the Maker or all or a substantial part of the Maker's properties or assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days;

                  (d) one or more final judgments for the payment of money in excess of an aggregate of two hundred fifty thousand United States Dollars (US$250,000.00) shall be rendered against the Maker and the same shall remain undischarged for a period of sixty (60) days during which execution shall not be effectively stayed or contested in good faith; or

                  (e) any breach of the terms of this Note;

then, or at any time thereafter during the continuance of any such Event of Default, Dr. Vogt by notice to the Maker, may accelerate this Note and declare the same to be forthwith due and payable, without presentation, demand, protest or other notice of any kind, all of which hereby are expressly waived by the Maker, anything contained herein to the contrary notwithstanding. The Maker agree to reimburse Dr. Vogt for all reasonable expenses, including, without limitation, reasonable attorneys' fees and costs, incurred by Dr. Vogt to enforce the provisions of this Note and to collect the Maker's obligations hereunder.

5.) The Maker hereby irrevocably submits to the jurisdiction of any court in Zurich, venue being Zurich 1, and any appellate court from any thereof in any action or proceeding arising out of or related to this Note, and the Maker hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard or determined in such court. The Maker hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. This Note shall be governed by the laws of Switzerland. The Maker irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Maker at the address for notices set forth in the Agreement. The Maker agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the right of Dr. Vogt to serve legal process in any other manner permitted by law or affect the right of Dr. Vogt to bring any action or proceeding against the Maker or its property in the courts of other jurisdictions.



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6.) [Intentionally Deleted.]

7.) Any failure or delay of Dr. Vogt to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time. The waiver by Dr. Vogt of a breach or default of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach or default hereunder. The provisions of this Note are severable, and the invalidity or unenforceability of any provision shall not alter or impair the remaining provisions of this Note.

8.) All payments due to Dr. Vogt will be made without set-off or counterclaim, free and clear of any deduction or withholding on account of any present or future taxes, duties, or other charges imposed by Switzerland or the United States of America or any political subdivision or taxing authority thereof or therein (other than taxes imposed on or measured by the net income of Dr. Vogt ("Taxes")), all of which will be for the account of Maker and paid by it when due. The Maker will indemnify and reimburse Dr. Vogt on demand for any deduction or withholding of Taxes and interest and penalties thereon, and the Maker will pay such additional amount as will result in the receipt by Dr. Vogt, after such deduction or withholding, of an amount equal to the amount that would have been received if such deduction or withholding had not been required. If the Maker pay any Tax, interest, or penalties, as provided in this Note or makes any deduction or withholding from amounts paid under this Note, Maker will forthwith forward to Dr. Vogt official receipts or other evidence establishing payment of such amount. The provisions of this paragraph including, without limitation, the Maker's agreement to indemnify or reimburse, will survive the termination of this Note or the complete repayment of this Note (whichever occurs first) for a period of seven years.

9.) This Note is expressly made subordinate and junior in right of payment in right of payment to (i) the note of the Maker to AG of even date (the "Purchase Price Note") and (ii) the note of the Maker to IAT of even date (the "IAT Note" and, together with the Purchase Price Note, the "Senior Debt"). No payment of principal shall be made on this Note unless the principal and all interest on the Senior Debt has been indefeasibly made. No payment of interest shall be made on this Note unless the interest on the Senior Debt on or before the date of such interest payment date has been indefeasibly made. No principal or interest shall be made on this Note at any time that there exists a default (or event which with the giving of notice or the lapse of time will constitute a default) on the Senior Debt. If any payments are made to the holder of this Note in contravention of the terms of this Section 9, the holder of this Note will immediately pay such amounts received over to the holders of the Senior Debt. Nothing shall impair, as between the Maker and the holder of this Note, the obligations of the Maker to pay the holder of this Note all amounts payable under this Note. The holder of this Note may not accelerate this Note pursuant to Section 4 due to any delays in the payment of interest or principal on this Note pursuant to the operation of this Section 9.




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10.) This Note consisting of four (4) pages is executed and delivered on the twenty-fourth day of March, 1998.



                                      IAT COMMUNICATION AG


                                      By: /s/Viktor Vogt and /s/Bruno Bernasconi
                                          --------------------------------------
                                      Name: Viktor Vogt and Bruno Bernasconi
                                            ------------------------------------
                                      Title: Members of the Board
                                             -----------------------------------